                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                    INFORMATION MANAGEMENT ASSOCIATES, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

                    INFORMATION MANAGEMENT ASSOCIATES, INC.

                                                                 April 16, 1998

Dear Shareholder:

  You are cordially invited to attend the Annual Meeting of Shareholders of the Company which will be held at 10:00 a.m., May 14, 1998 at The Trumbull Marriott, 180 Hawley Lane, Trumbull, Connecticut.

  The formal Notice of the Annual Meeting of Shareholders and Proxy Statement accompanying this letter provide detailed information concerning matters to be considered and acted upon at the meeting.

  Whether or not you plan to attend the Annual Meeting, please mark, sign, date and return the enclosed proxy at your earliest convenience. If you later attend the meeting and wish to vote in person, you may withdraw your proxy and so vote at that time.

  I look forward to seeing you at the Annual Meeting.

                                          Sincerely,

                                          /s/ Gary R. Martino
                                          Gary R. Martino
                                          Chairman of the Board

                    INFORMATION MANAGEMENT ASSOCIATES, INC.
                        ONE CORPORATE DRIVE, SUITE 414
                          SHELTON, CONNECTICUT 06484
                                (203) 925-6800

                               ----------------

            NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON
                                 MAY 14, 1998

                               ----------------

TO THE SHAREHOLDERS OF INFORMATION MANAGEMENT ASSOCIATES, INC.

  Notice is hereby given that the Annual Meeting of Shareholders of Information Management Associates, Inc. (the "Company") will be held at The Trumbull Marriott, 180 Hawley Lane, Trumbull, Connecticut, on May 14, 1998 at 10:00 a.m. local time, for the following purposes:

    1. To elect three members of the Board of Directors, each to serve a three-year term;

    2. To approve the 1998 Employee and Consultant Stock Option Plan;

    3. To ratify the appointment of Arthur Andersen LLP as the Company's independent auditors; and

    4. To transact such other business as may properly come before the meeting or any adjournments thereof.

  The accompanying Proxy Statement contains further information with respect to these matters.

  The Board of Directors has fixed March 26, 1998 as the record date for determining the holders of common stock entitled to notice of and to vote at the meeting. Only shareholders of record at the close of business on March 26, 1998 are entitled to notice of and to vote at the Annual Meeting.

  WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED FOR MAILING IN THE UNITED STATES.

                                          By Order of the Board of Directors

                                          /s/ Michael P. McGroarty
                                          Michael P. McGroarty
                                          Vice President and General Counsel

April 16, 1998

                    INFORMATION MANAGEMENT ASSOCIATES, INC.
                        ONE CORPORATE DRIVE, SUITE 414
                          SHELTON, CONNECTICUT 06484
                                (203) 925-6800

                               ----------------

                                PROXY STATEMENT

               FOR ANNUAL MEETING OF SHAREHOLDERS, MAY 14, 1998

                               ----------------

  The enclosed proxy is solicited by the Board of Directors (the "Board" or "Board of Directors") of Information Management Associates, Inc., a Connecticut corporation (the "Company"), One Corporate Drive, Suite 414, Shelton, Connecticut 06484, to be voted at the Annual Meeting of Shareholders to be held on May 14, 1998, at 10:00 a.m. local time at The Trumbull Marriott, 180 Hawley Lane, Trumbull, Connecticut, or any adjournments thereof (the "Annual Meeting"). At the Annual Meeting, the presence in person or by proxy of the holders of a majority of the total number of shares of outstanding common stock will be necessary to constitute a quorum.

  The Board of Directors does not know of any business to be brought before the Annual Meeting, other than as indicated in the notice, but it is intended that, as to any other such business, votes may be cast pursuant to the proxies in accordance with the judgment of the persons acting thereunder.

  Shares of the Company's Common Stock represented by proxies in the form solicited will be voted in the manner directed by a shareholder. If no direction is made, the proxy will be voted FOR the election of the nominees for director named in this Proxy Statement and FOR the other proposals discussed herein.

  Any shareholder who executes and delivers a proxy may revoke it at any time prior to its use upon (i) receipt by the Assistant Secretary of the Company of written notice of such revocation; (ii) receipt by the Assistant Secretary of the Company of a duly executed proxy bearing a later date; or (iii) appearance by the shareholder at the meeting and his request for the return of his proxy.

  Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspectors of election appointed by the Company for the meeting and the number of shareholders present in person or by proxy will determine whether or not a quorum is present. If a shareholder abstains from voting as to any matter, then the shares held by such shareholder shall be deemed present at the meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such matter, but shall not be deemed to have been voted in favor of such matter. If a broker returns a "non-vote" proxy, indicating a lack of authority to vote on such matter, then the shares covered by such non-vote shall be deemed present at the Annual Meeting for purposes of determining a quorum but shall not be deemed to be represented at the Annual Meeting for purposes of calculating the vote with respect to such matter.

  Only shareholders of record at the close of business on March 26, 1998 are entitled to notice of and to vote at the Annual Meeting. As of March 26, 1998 there were 9,413,568 shares of common stock outstanding, each of which is entitled to one vote. This proxy statement and the attached form of proxy are first being sent or given to shareholders on or about April 16, 1998.

                    OWNERSHIP OF COMMON STOCK BY DIRECTORS,
               EXECUTIVE OFFICERS AND CERTAIN BENEFICIAL OWNERS

  The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of March 1, 1998 (i) by each person or entity known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) by each director of the Company,
(iii) by each of the named executive officers and (iv) by all directors and executive officers of the Company as a group. Unless otherwise indicated below, to the knowledge of the Company, each person or entity listed below maintains a mailing address c/o Information Management Associates, Inc., One Corporate Drive, Suite 414, Shelton, Connecticut 06484, and has sole voting and investment power over the shares of common stock shown as beneficially owned, except to the extent authority is shared by spouses under applicable law.

                                                             SHARES
                                                      BENEFICIALLY OWNED(1)
                                                      -------------------------
DIRECTORS, EXECUTIVE OFFICERS AND FIVE PERCENT
SHAREHOLDERS                                            NUMBER       PERCENT
----------------------------------------------        ------------- -----------
Wand Group(2)........................................     2,918,166      31.0%
 630 Fifth Avenue, Suite 2435
 New York, NY 10111
Albert R. Subbloie, Jr.(3)...........................       643,445       6.4
Gary R. Martino(4)...................................       641,195       6.4
Andrei Poludnewycz(5)................................       422,952       4.3
David G. Caldeira(6).................................        54,648         *
Paul G. Frederick(7).................................        37,781         *
Paul J. Schmidt(8)...................................       149,946       1.6
James S. Aufdemberge(9)..............................         6,000         *
David J. Callard(10).................................        48,750         *
 c/o Wand Partners (S.C.) Inc.
 630 Fifth Avenue, Suite 2435
 New York, NY 10111
Thomas F. Hill(11)...................................        62,799         *
Donald P. Miller(12).................................        14,375         *
Directors and Executive Officers as a Group (14 per-
 sons)(13)...........................................     2,113,227      18.3

-------
  *  Less than 1%
 (1) The number of shares beneficially owned by each shareholder is determined under rules promulgated by the Securities and Exchange Commission ("SEC"), and the information is not necessarily indicative of beneficial ownership for any other purpose. Under SEC rules, beneficial ownership includes any shares as to which an individual or entity has sole or shared voting power or investment power and also any shares which an individual or entity has the right to acquire within 60 days after March 1, 1998 through the exercise of any stock option, warrant or other right. The inclusion herein of such shares, however, does not constitute an admission that the named shareholder is a direct or indirect beneficial owner of such shares. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares such power with his or her spouse) with respect to all shares of capital stock listed as owned by such person or entity.
 (2) Includes (i) 2,222,430 shares held by Wand/IMA Investments, L.P. ("Wand-I"); (ii) 168,522 shares held by Wand/IMA Investments II L.P. ("Wand-II"); (iii) 466,076 shares held by Wand/IMA Investments III L.P. ("Wand-III"); (iv) 34,703 shares held by Wand Partners (S.C.) Inc. ("WPI"); and
      (v) 26,435 shares held by Bruce W. Schnitzer. Mr. Schnitzer is the majority shareholder and a director of WPI and Wand (IMA) Inc. and owns limited partnership interests in Wand-I and Wand-III. WPI is a general partner of Wand-I and Wand-II, and Wand (IMA) Inc. is a general partner of Wand-II and Wand-III. Mr. Schnitzer may be deemed to beneficially own all shares held by such entities.
 (3) Includes 158,006 shares issuable pursuant to stock options which are exercisable within 60 days.
 (4) Includes 158,006 shares issuable pursuant to stock options which are exercisable within 60 days.
 (5) Includes 48,768 shares issuable pursuant to stock options which are exercisable within 60 days.
 (6) Includes 54,450 shares issuable pursuant to stock options which are exercisable within 60 days.
 (7) Includes 37,500 shares issuable pursuant to stock options which are exercisable within 60 days.
 (8) Includes 21,236 shares issuable pursuant to stock options which are exercisable within 60 days.
 (9) Includes 6,000 shares issuable pursuant to stock options which are exercisable within 60 days. Mr. Aufdemberge resigned his position as an executive officer of the Company on December 2, 1997.
(10) Includes 16,875 shares issuable pursuant to stock options which are exercisable within 60 days. Mr. Callard is a minority shareholder and a director of WPI and Wand (IMA) Inc. WPI is a general partner of Wand-I and Wand-II, and Wand (IMA) Inc. is a general partner of Wand-II and Wand-III. Mr. Callard owns limited partnership interests in Wand-I and Wand-III. Mr. Callard disclaims beneficial ownership of any shares of Common Stock except for those held by him directly.
(11) Includes 16,875 shares issuable pursuant to stock options which are exercisable within 60 days.
(12) Includes 14,375 shares issuable pursuant to stock options which are exercisable within 60 days.
(13) Includes options to purchase an aggregate of 563,216 shares held by directors and executive officers which are exercisable within 60 days.

                       PROPOSAL 1. ELECTION OF DIRECTORS

 THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE "FOR" THE ELECTION AS
                    DIRECTORS OF THE NOMINEES LISTED BELOW.

NUMBER OF AND NOMINEES FOR DIRECTORS

  The Company's Board of Directors is divided into three classes, with terms expiring at the annual meeting of shareholders in successive years, commencing with the 1998 Annual Meeting. All of the current directors were elected pursuant to action of the Company's shareholders on April 2, 1997. Commencing at this Annual Meeting, all directors standing for election will be elected for three-year terms, with one class of directors being elected at each annual meeting of shareholders. At the Annual Meeting, three directors of the Company are to be elected for a term expiring at the Annual Meeting in 2001, or until their respective successors are elected and qualified.

  The Company's Board of Directors has nominated the following three individuals to serve as directors: Paul J. Schmidt, Donald P. Miller and Thomas F. Hill, all of whom are currently members of the Board.

  The persons named in the accompanying proxy will vote FOR the election of the nominees described herein, unless authority to vote is withheld. The Board of Directors has been informed that each of the nominees is willing to serve as a director; however, if any nominee should decline or become unable to serve as a director for any reason, the proxy may be voted for such other person as the proxies shall, in their discretion, determine.

  The following table sets forth certain information as of March 1, 1998, concerning the nominees for election as directors of the Company and as to the other directors whose terms of office will continue after the Annual Meeting. There are no family relationships between any directors and executive officers.

NAME                        AGE              POSITION WITH COMPANY
----                        ---              ---------------------
NOMINEES FOR ELECTION AS
 DIRECTORS
WHOSE TERMS EXPIRE IN 1998
 (CLASS I)
Paul J. Schmidt...........   38 Vice President--Application Development
Donald P. Miller(1).......   66 Director
Thomas F. Hill(2).........   52 Director
DIRECTORS WHOSE TERMS
 EXPIRE IN 1999 (CLASS II)
Andrei Poludnewycz........   37 Executive Vice President--Technology and
Albert R. Subbloie, Jr. ..   37 President and Chief Executive Officer
DIRECTORS WHOSE TERMS
 EXPIRE IN 2000 (CLASS
 III)
David J. Callard(1, 2)....   59 Director
Gary R. Martino...........   37 Chairman of the Board, Chief Financial Officer,

--------
(1) Member of Audit Committee
(2) Member of Compensation Committee

 Class I Directors:

  Mr. Schmidt has served as an officer and Director of the Company since its incorporation in 1990. From 1990 to 1994, he served as Vice President--Client Services. From 1995 to 1997, he served as Vice President--Applied Technologies and since 1997 he has served as Vice President--Application Development. From 1985 to 1990, Mr. Schmidt was employed as a Vice President at the Company's predecessor, Information Management Associates (the "Partnership") and specialized in client services. From 1982 to 1985, Mr. Schmidt worked for Andersen Consulting and specialized in financial, distribution and manufacturing consulting.

  Mr. Hill has served as a Director of the Company since March 1991. He has served as a director of WPI from 1990 until March 1997 and his present principal occupation is as President of Thomas F. Hill, Inc., a management consulting company. Since 1994, he has also served as a director of Nestor, Inc., a company which develops neural network pattern recognition technology.

  Mr. Miller has served as a Director of the Company since March 1991. From 1970 to 1986 Mr. Miller was President and Chief Executive Officer of Posi-Seal International, Inc., a manufacturer of industrial valves. He is presently retired. Mr. Miller has served as a director of the following companies since the dates indicated: Raytech Corp., a manufacturing holding company, since 1986; Saab Financial Receivable Corp., an automotive finance company and wholly-owned subsidiary of Saab-Scania Corp., since 1991; and Smart Games Interactive, Inc., a manufacturer of interactive consumer electronic systems, since 1993.

 Class II Directors:

  Mr. Subbloie has been the President, Chief Executive Officer and a Director of the Company since its incorporation in 1990. Prior to incorporation of the Company, Mr. Subbloie was a founding partner of the Partnership with Messrs. Martino and Poludnewycz, which engaged in the business of consulting and development of computer software. From 1982 to 1984, Mr. Subbloie was employed with the consulting division of Arthur Andersen & Co., a professional accounting firm ("Arthur Andersen"), and specialized in distribution and manufacturing consulting.

  Mr. Poludnewycz has been an officer and a Director of the Company since its incorporation in 1990. Mr. Poludnewycz has served as Secretary of the Company since its incorporation in 1990. From 1992 to 1994, he served as Executive Vice President--Products Division and subsequently has served as Executive Vice President--Technology. Prior to incorporation of the Company, Mr. Poludnewycz was a founding partner of the Partnership with Messrs. Subbloie and Martino. From 1982 to 1984, Mr. Poludnewycz was employed with the consulting division of Arthur Andersen and specialized in developing computer applications for the mid-range hardware platforms of IBM.

 Class III Directors:

  Mr. Martino has been a Director and officer of the Company since its incorporation in 1990. In his capacity as a director, he has served as the Chairman of the Board of Directors since the Company's incorporation in 1990. In his capacity as an officer, he has served as Treasurer, Chief Financial Officer and Assistant Secretary. Prior to incorporation of the Company, Mr. Martino was also a founder of the Partnership with Messrs. Subbloie and Poludnewycz. From 1982 to 1984, Mr. Martino was employed with the consulting division of Arthur Andersen and specialized in financial application consulting.

  Mr. Callard has served as a Director of the Company since March 1992. He has served as President of Wand Partners (S.C.) Inc. (formerly Wand Partners Inc.) ("WPI") since 1991. WPI and its affiliates are principally engaged in the business of direct private equity investments. Prior to joining WPI, Mr. Callard was a Managing Director in mergers and acquisitions with the investment banking firm of Alex. Brown & Sons Incorporated. Mr. Callard has also served as a director since 1974 of Waverly, Inc., a medical publisher, and as a director since 1992 of Chartwell Re Corp., a property and casualty reinsurer.

               MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

  During the fiscal year ended December 31, 1997 the Board of Directors met seven times and acted by unanimous written consent on three occasions. During 1997, each director with the exception of Messrs. Hill and Poludnewycz attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all committees on which he served.

  To assist in the discharge of its responsibilities, the Board of Directors of the Company has established two standing committees, an Audit Committee and a Compensation Committee. The Board of Directors has no standing nominating committee.

  The Audit Committee, in conjunction with the entire Board of Directors, is responsible for recommending the auditors for the Company and consults with and reviews the results and scope of the audit and other services provided by the Company's independent public accountants. The Audit Committee consists of David J. Callard and Donald P. Miller. The Audit Committee met once during 1997.

  The Compensation Committee makes recommendations to the Board of Directors concerning salaries and incentive compensation for executive officers and employees of and consultants to the Company. The Compensation Committee consists of David J. Callard and Thomas F. Hill. The Compensation Committee met once during 1997.

                            EXECUTIVE COMPENSATION

COMPENSATION SUMMARY

  The following tables set forth information with respect to the Chief Executive Officer ("CEO"), Albert R. Subbloie, Jr., each of the four most highly compensated executive officers and a former executive officer who would have been listed as one of the four most highly compensated executive officers had he remained an executive officer of the Company on December 31, 1997:

                          SUMMARY COMPENSATION TABLE

                               ANNUAL COMPENSATION       LONG-TERM COMPENSATION(1)
                             ----------------------- ----------------------------------
                                                     SECURITIES UNDERLYING  ALL OTHER
NAME AND PRINCIPAL POSITION  YEAR SALARY($) BONUS($)    OPTIONS/SARS(2)    COMPENSATION
---------------------------  ---- --------- -------- --------------------- ------------
Albert R. Subbloie,
 Jr. ...................     1997  225,000   18,750          39,375           2,975(3)
President and Chief
 Executive Officer           1996  225,000   18,750         123,750          25,104(4)
Gary R. Martino.........     1997  225,000   18,750          39,375           1,850(3)
Chairman of the Board,       1996  225,000   18,750         123,750          22,399(4)
 Chief Financial
 Officer, Treasurer and
 Assistant Secretary
Paul G. Frederick.......     1997  179,375   56,379           5,000           1,931(3)
Senior Vice President--
 Client Services             1996  179,375   19,047             --              899(4)
David G. Caldeira.......     1997  157,420   30,833             --            1,444(3)
Vice President--Products
 Division                    1996  129,583   10,000             --              876(4)
Paul J. Schmidt.........     1997  129,583   51,938          12,798             956(3)
Vice President--
 Application Development     1996  118,750   40,963          22,500             596(4)
James F.
 Aufdemberge(5).........     1997  156,019   41,276          19,293           1,335(3)
Senior Vice President--
 Sales and Marketing         1996  152,500   74,645             --              995(4)

-------
(1) The Company did not make any restricted stock awards or long-term incentive plan payments in the fiscal year ended December 31, 1997.
(2) The Company did not grant any stock appreciation rights ("SARs") in the fiscal year ended December 31, 1997.
(3) For 1997, amount includes in the case of Mr. Subbloie, $1,850 for Company paid term life insurance premiums and $1,125 in matching contributions made by the Company under the 401(k) plan; in the case of Mr. Martino, $1,850 for Company paid term life insurance premiums; in the case of Mr. Frederick, $191 for Company paid term life insurance premiums, $1,345 in matching contributions made by the Company under the 401(k) plan, and a $395 contribution made by the Company under the employee stock purchase plan; in the case of Mr. Caldeira, $191 for Company paid term life insurance premiums, $975 in matching contributions made by the Company under the 401(k) plan, and a $278 contribution made by the Company under the employee stock purchase plan; in the case of Mr. Schmidt, $956 in matching contributions under the 401(k) plan; and in the case of Mr. Aufdemberge, $191 for Company paid term life insurance premiums, and $1,144 in matching contributions made by the Company under the 401(k) plan.
(4) For 1996, amount includes in the case of Mr. Subbloie, $3,524 for Company paid term life insurance premiums and the benefit derived from the interest-free loan made by the Company in the amount of $21,580; in the case of Mr. Martino, $2,464 for Company paid term life insurance premiums and the benefit derived from the interest-free loan made by the Company in the amount of $19,935; in the case of Mr. Frederick, $232 for Company paid term life insurance premiums and $667 in matching contributions made by the Company under the 401(k) plan; in the case of Mr. Caldeira, $232 for Company paid term life insurance premiums and $644 in matching contributions made by the Company under the 401(k) plan; in the case of Mr. Schmidt, $596 in matching contributions made by the Company under the 401(k) plan; and in the case of Mr. Aufdemberge, $232 for Company paid term life insurance premiums, and $763 in matching contributions made by the Company under the 401(k) plan. As to Messrs. Subbloie and Martino, the benefit derived from the interest free loans was calculated by taking the December 31, 1996 prime rate of 8.25% and applying it to the January 1, 1996 through December 31, 1996 month-end balances.
(5) Mr. Aufdemberge resigned his position as an executive officer of the Company on December 2, 1997 and received compensation through December 31, 1997.

STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

  The following table sets forth grants of stock options to the Named Executive Officers during the fiscal year ended December 31, 1997. No SARs were granted during the fiscal year ended December 31, 1997.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                              POTENTIAL REALIZABLE
                                        INDIVIDUAL                              VALUE AT  ASSUMED
                                        GRANTS (1)                              ANNUAL  RATES OF
                          NUMBER OF     % OF TOTAL                                 STOCK PRICE
                          SECURITIES   OPTIONS/SARS                             APPRECIATION FOR
                          UNDERLYING    GRANTED TO   EXERCISE OR                 OPTION TERM(2)
                         OPTIONS/SARS  EMPLOYEES IN  BASE PRICE  EXPIRATION   --------------------- ---
          NAME            GRANTED(#)  FISCAL YEAR(3)   ($/SH)       DATE        5%($)      10%($)
          ----           ------------ -------------- ----------- ----------   ---------- ---------- --- --- --- --- ---
Albert R. Subbloie,
 Jr.....................    39,375         9.61%       $ 7.11      1/9/07(4)     176,064    446,166
Gary R. Martino.........    39,375         9.61%       $ 7.11      1/9/07(4)     176,064    446,166
Paul G. Frederick.......     5,000         1.22%       $11.75     9/19/97(5)      36,948     93,630
David G. Caldeira.......       --           --            --          --             --         --
Paul J. Schmidt.........    12,798         3.12%       $ 7.11      1/9/07(4)      57,226    145,017
James F. Aufdemberge....    19,293         4.71%       $ 7.11      1/9/07(4)      86,268    218,613

--------
(1) All options were granted at fair market value on the date of the grant as determined by the Board of Directors of the Company.
(2) Amounts reported in these columns represent amounts that may be realized upon exercise of the options immediately prior to the expiration of their term assuming the specified compound rates of appreciation (5% and 10%) on the market value of the Common Stock on the date of option grant over the term of the options. These numbers are calculated based on rules promulgated by the SEC and do not reflect the Company's estimate of future stock price growth. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the timing of such exercise and the future performance of the Common Stock. There can be no assurance that the rates of appreciation assumed in this table can be achieved or that the amounts reflected will be received by the individuals.
(3) Based on options to purchase an aggregate of 409,626 shares of Common Stock granted to all employees of the Company in fiscal 1997.
(4) The dates of exercisability for the options, with the exception of 8,043 granted to Mr. Aufdemberge and 1,548 granted to Mr. Schmidt which vested immediately, are as follows: (i) 25% on January 9, 1998; (ii) 25% on January 9, 1999; (iii) 25% on January 9, 2000; and (iv) 25% on January 9, 2001.
(5) The dates of exercisability for the options are as follows: (i) 25% on September 19, 1998; (ii) 25% on September 19, 1999; (iii) 25% on September 19, 2000; and (iv) 25% on September 19, 2001.

OPTION/SAR EXERCISES AND HOLDINGS

  The following table sets forth certain information concerning the number and value of unexercised options held by each of the Named Executive Officers as of December 31, 1997. No stock options were exercised by any of the Named Executive Officers during fiscal year 1997.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR END OPTION VALUES

                                                                          VALUE OF UNEXERCISED
                                                                                IN-THE-
                           SHARES                   NUMBER OF UNEXERCISED   MONEY OPTIONS AT
                         ACQUIRED ON                  OPTIONS AT FISCAL     FISCAL YEAR END
                          EXERCISE   VALUE REALIZED YEAR END EXERCISABLE/  $ (1) EXERCISABLE/
NAME                         (#)          ($)           UNEXERCISABLE        UNEXERCISABLE
----                     ----------- -------------- --------------------- --------------------
Albert R. Subbloie,
 Jr.....................     --           --           158,006/80,156       575,239/136,497
Gary R. Martino.........     --           --           158,006/80,156       575,239/136,497
Paul G. Frederick.......     --           --            30,000/61,250        158,213/79,106
David G. Caldeira.......     --           --                54,450/ 0            308,336/ 0
Paul J. Schmidt.........     --           --            21,236/25,312         81,081/42,313
James F. Aufdemberge....     --           --             71,324/6,000        358,353/32,250

--------
(1) Calculated on the basis of the difference between the closing price of the underlying securities on December 31, 1997 and the exercise price of the option.

DIRECTORS' COMPENSATION

  During 1997, the Company paid each member of the Board of Directors who is not employed by the Company for attending Board meetings. Mr. Miller received $2,500 for attendance at each meeting of the Board, unless he attended via telephone. Mr. Hill received a fixed fee of $10,000 per year. Mr. Callard received no fee for his services until the Company completed its initial public offering. Prior to the public offering, Wand Partners LP, of which Mr. Callard is a limited partner, was entitled to an annual monitoring fee of which $10,000 was paid in 1997. Since the public offering, Mr. Callard has received $2,500 for attendance of each meeting of the Board, unless he attended via telephone. For the fiscal year ended December 31, 1997, non-employee directors received the following compensation: (i) Mr. Hill-- ($10,000); (ii) Mr. Miller--($12,500); and Mr. Callard--($5,000).

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The Compensation Committee of the Company was comprised of Messrs. Callard and Hill for the fiscal year ended December 31, 1997. Mr. Callard is the President and a Director of WPI and Wand (IMA) Inc. Mr. Hill is a former director of WPI. Various affiliates of WPI and Wand (IMA) Inc. have engaged in certain financing and consulting transactions with the Company during fiscal year 1997. Messrs. Subbloie and Martino also engaged in certain transactions with the Company during fiscal year 1997. See "Certain Transactions."

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  In 1997, the Compensation Committee was composed of Messrs. Callard and Hill. Each of these individuals is a non-employee member of the Company's Board of Directors. The Compensation Committee is responsible for setting and administering policies governing compensation of executive officers.

COMPENSATION POLICIES GENERALLY

  The goals of the Company's executive officer compensation policies are to attract, retain and reward executive officers who contribute to the Company's success, to align executive officer compensation with the Company's performance and to motivate executive officers to achieve the Company's business objectives. The Company uses salaries, executive officer bonuses and stock options to achieve these goals. The Compensation Committee reviews compensation surveys and other data to enable the Compensation Committee to compare the Company's compensation package with that of comparably-sized high technology companies.

  Salary. Messrs. Subbloie and Martino annually review the base salaries of executive officers other than their own and recommend to the Compensation Committee base salaries based upon a number of criteria, including individual performance, scope of responsibilities and the base salary levels paid by comparably-sized high technology companies in the Company's geographic area. The Compensation Committee approved and implemented those recommendations for fiscal 1997 using those criteria. The base salary of Mr. Martino for 1997 was set by the Compensation Committee based on similar criteria.

  Bonuses. The Compensation Committee believes that cash performance-based compensation incentives build shareholder value and align the interests of executive officers with those of the shareholders. For fiscal 1997, each of the Company's executive officers developed goals and objectives for the year in consultation with Messrs. Subbloie and Martino. Messrs. Subbloie and Martino recommended, and the Compensation Committee reviewed and approved, a cash bonus compensation structure for 1997 for each such executive officer based on the individual's overall performance, attainment of certain financial or other goals, and the Company's performance. Cash bonuses for Messrs. Subbloie and Martino were set by the Compensation Committee based upon similar criteria.

  Stock Options. The Committee is responsible for recommending option grants to the full Board of Directors for approval. The Board approved all grants of stock options recommended by the Committee in 1997. The Company strongly believes that equity ownership by executive officers provides incentives to build shareholder value and align the interests of executive officers with those of the shareholders. The size of an initial option grant to an executive officer has generally been determined with reference to comparably-sized high technology companies for similar positions, the responsibilities and anticipated future contributions of the executive officer, as well as recruitment considerations. In this regard, during 1997, options were granted to Mr. Kian Saneii, the Company's Vice President--Worldwide Marketing, and to Mr. Eric Montgomery, the Company's Vice President--Sales, upon each such executive officer commencing employment with the Company. Executive officers may receive subsequent option grants based on level of position and individual contribution.

CHIEF EXECUTIVE OFFICER COMPENSATION

  The Compensation Committee annually reviews the performance and compensation of Mr. Subbloie. Mr. Subbloie has served as the Company's President and Chief Executive Officer since June 1990. The compensation of Mr. Subbloie is based upon the same criteria outlined above for the other executive officers of the Company. While the Chief Executive Officer makes recommendations about the compensation levels, goals and performance of the executive officers other than Mr. Martino, he does not participate in discussions regarding his compensation or performance. Mr. Subbloie's salary and bonus remained unchanged in 1997 from 1996 in light of the fact that Mr. Subbloie had received an award of 123,750 stock options in 1996 and an additional award of 39,375 stock options in 1997.

  The Compensation Committee has considered the potential impact of Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder (the "Section"). The Section disallows a tax deduction for any publicly-held corporation for individual compensation exceeding $1 million in any taxable year for any of the Named Executive Officers, unless such compensation is performance-based. Since the cash compensation of each of the Name Executive Officers is below the $1 million threshold and the Compensation Committee believes that any options granted under the 1996 Employee and Consultant Option Plan are exempt from the Section, the Compensation Committee believes that the Section will not reduce the tax deduction available to the Company for fiscal 1997. The Company's policy is to qualify, to the extent reasonable, its executive officers' compensation for deductibility under applicable tax laws. However, the Compensation Committee believes that its primary responsibility is to provide a compensation program that will attract, retain and reward the executive talent necessary to the Company's success. Consequently, the Compensation Committee recognizes that the loss of a tax deduction could be necessary in some circumstances.

  Other elements of executive compensation include participation in a Company-wide life insurance program, including a short-term and long-term disability insurance program. Executives are also eligible for Company-wide medical benefits, participation in a 401(k) plan under which the Company provides limited matching contributions and participation in the Company's Employee Stock Purchase Plan under which participants are granted rights to purchase shares of the Company's Common Stock at a discount.

    David J. Callard
    Thomas F. Hill

                    CERTAIN RELATIONSHIPS AND TRANSACTIONS

  In July 1997, the Company completed the public offering of 3,900,000 of its common stock, of which 2,800,000 shares were issued and sold by the Company and 1,100,000 were sold by selling shareholders. All shares issued by the Company and sold by the selling shareholders were sold at $13.00 per share before underwriting discounts and commissions. In the offering Wand I sold 456,971 shares, Wand II sold 34,665 shares, Wand III sold 95,870 shares, WPI sold 7,056 shares, Bruce W. Schnitzer sold 5,438 shares, Albert R. Subbloie, Jr. sold 66,000 shares, Gary R. Martino sold 66,000 shares, Andrei Poludnewycz sold 43,602 shares, Paul J. Schmidt sold 15,000 shares, Thomas F. Hill sold 6,000 shares and Donald P. Miller sold 2,500 shares.

  In 1997, the Company was indebted to Wand I in the principal amount of $250,000 (the "Wand Note"). The Wand Note earned interest at a rate of 12% per annum. The Company used the proceeds from the sale of the Wand Note for working capital purposes. The Company repaid the Wand Note in full upon completion of the public offering in August 1997. Also in 1997, the Company paid Wand Partners LP $10,000 pursuant to a monitoring agreement. The monitoring agreement terminated upon the completion of the offering. Mr. Callard is the President and a director of WPI and Wand (IMA) Inc. and Mr. Hill is a former director of WPI. WPI is a general partner of Wand I.

  Messrs. Subbloie, Martino and Poludnewycz in 1997 were indebted to the Company in the aggregate amount of $295,700, $281,100 and $143,100, respectively, (collectively, the "Indebtedness") which were the greatest principal amounts outstanding at any time during 1997 for such officers. The Indebtedness earned interest during 1997 at a rate of 8.25% per annum. The Indebtedness represented advances made by the Company which were used by Messrs. Subbloie, Martino and Poludnewycz for personal expenses unrelated to the business of the Company. Messrs. Subbloie, Martino and Poludnewycz repaid the outstanding principal amount and interest on the Indebtedness upon completion of the Company's public offering in August 1997.

    PROPOSAL 2. APPROVAL OF 1998 EMPLOYEE AND CONSULTANT STOCK OPTION PLAN

 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE 1998 EMPLOYEE
                       AND CONSULTANT STOCK OPTION PLAN

  At its meeting on March 24, 1998, the Board of Directors adopted the 1998 Employee and Consultant Stock Option Plan (the "Plan"), which will become effective upon approval by the Company's shareholders.

  The complete text of the Plan is set forth as Exhibit "A" hereto. The following is a summary of the material features of the Plan and is qualified in its entirety by reference to Exhibit "A."

PURPOSE OF THE PLAN

  The purpose of the Plan is to provide an incentive to the employees and consultants of the Company and its affiliates to contribute materially to the long-term success of the Company and its affiliates, to increase their interest in the welfare of the Company and its affiliates and to aid in attracting and retaining employees and consultants of outstanding ability.

EFFECTIVE DATE AND DURATION

  The Plan will become effective May 14, 1998, subject to approval by the Company's shareholders and will remain in effect, subject to the right of the Board of Directors to terminate the Plan at any time, until all shares subject to the Plan have been purchased or acquired.

AMENDMENTS

  The Board may, at any time, alter, amend, suspend, discontinue or terminate the Plan; provided, however, that no such action may adversely affect the right of optionholders under stock options previously granted to them.

ADMINISTRATION OF THE PLAN

  The Plan will be administered by the Board which shall have the authority to delegate any of its administrative responsibilities to one or more committees established thereby under the Plan.

SHARES SUBJECT TO THE PLAN

  The Plan authorizes the grant of up to 800,000 shares of the Company's common stock. Shares underlying awards that lapse or are forfeited or awards that are not paid in shares may be reused for subsequent awards. Only the number of shares issued net of shares tendered for exercise shall be deemed issued under the Plan. Shares may be authorized but unissued shares of common stock, treasury shares or shares purchased on the open market. The market value of Company common stock as of December 31, 1997 was $9.375 per share.

  If any corporate transaction occurs that causes a change in the capitalization of the Company, the Board will make such adjustments to the outstanding awards and the shares of stock that may be delivered under the Plan as it deems appropriate and equitable to prevent dilution or enlargement of rights.

ELIGIBILITY AND PARTICIPATION

  Individuals eligible to participate in the Plan include all officers and employees of and consultants to the Company and its affiliates, as determined by the Board, including employees and consultants who are members of the Board, but excluding directors who are not employees of or consultants to the Company or one or more of its affiliates. It is anticipated that all employees and consultants of the Company will be eligible to participate under the Plan.

CHANGE OF CONTROL

  Upon a change, as defined in the Plan, any and all Nonqualified Stock Options (as defined herein) and Incentive Stock Options (as defined herein) granted under the Plan shall become fully vested and immediately exercisable.

GRANTS UNDER THE PLAN

  The Plan permits the grant of Nonqualified Stock Options (each, an "NQSO") to employees, officers and consultants, and Incentive Stock Options (each, an "ISO") to employees and officers only.

AWARD INFORMATION

  It is not possible at this time to determine awards that will be made pursuant to the Plan.

FEDERAL INCOME TAX CONSEQUENCES

  The following is a brief description of the federal tax consequences related to options to be awarded under the Plan.

 1. Consequences to the Optionholder

  Grant. There are no federal income tax consequences to the optionholder solely by reason of the grant of ISOs or NQSOs under the Plan.

  Exercise. The exercise of an ISO is not a taxable event for regular federal income tax purposes if certain requirements are satisfied, including the restriction providing that the optionholder generally must exercise the option no later than three months following the termination of employment. However, such exercise may give rise to alternative minimum tax liability (see "Alternative Minimum Tax" below).

  Upon the exercise of a NQSO, the optionholder will generally recognize ordinary income in an amount equal to the excess of the fair market value of the shares of Company common stock at the time of exercise over the amount paid as the exercise price. The ordinary income recognized in connection with the exercise by an optionholder of a NQSO will be subject to both wage and employment tax withholding.

  The optionholder's tax basis in the shares acquired pursuant to the exercise of an option will be the amount paid upon exercise plus, in the case of a NQSO, the amount of ordinary income recognized by the optionholder upon exercise, if any.

  Qualifying Disposition. If an optionholder disposes of shares of Company common stock acquired upon exercise of an ISO in a taxable transaction, and such disposition occurs more than two years from the date on which the option was granted and more than one year after the date on which the shares were transferred to the optionholder pursuant to the exercise of the ISO, the optionholder will recognize long-term capital gain or loss equal to the difference between the amount realized upon such disposition and the optionholder's adjusted basis in such shares (generally the option exercise price).

  Disqualifying Disposition. If the optionholder disposes of shares of the Company common stock acquired upon the exercise of an ISO (other than in certain tax-free transactions) within two years from the date on which the ISO was granted or within one year after the transfer of shares to the optionholder pursuant to the exercise of the ISO, then at the time of disposition the optionholder will generally recognize ordinary income equal to the lesser of (i) the excess of such share's fair market value on the date of exercise over the exercise price paid by the optionholder or (ii) the optionholder's actual gain (i.e., the excess, if any, of the amount realized on the disposition over the exercise price paid by the optionholder). If the total amount realized on a taxable disposition (including return of capital and capital gain) exceeds the fair market value on the date of exercise, then the optionholder will recognize a capital gain in the amount of such excess. If the optionholder incurs a loss on the disposition (i.e., if the total amount realized is less than the exercise price paid by the optionholder), then the loss will be a capital loss.

  Other Disposition. If an optionholder disposes of shares of Company common stock acquired upon exercise of a NQSO in a taxable transaction, the optionholder will recognize capital gain or loss in an amount equal to the difference between the optionholder's basis (as discussed above) in the shares sold and the total amount realized upon disposition. Any such capital gain or loss (and any capital gain or loss recognized on a disqualifying disposition of shares of Company common stock acquired upon exercise of ISOs as discussed above) will be short-term or long-term depending on whether the shares of Company common stock were held for more than one year from the date such shares were transferred to the optionholder (lower tax rates will apply if the shares were held for more than 18 months).

  Alternative Minimum Tax. Alternative minimum tax ("AMT") is payable if and to the extent it exceeds the taxpayer's regular tax liability, and any AMT paid may generally be credited against future regular tax liability (but not future AMT liability). AMT applies to alternative minimum taxable income; generally regular taxable income as adjusted for tax preferences and other items are treated differently under the AMT.

  For AMT purposes, the spread upon exercise of an ISO (but not a NQSO) will be included in alternative minimum taxable income, and the taxpayer will receive a tax basis equal to the fair market value of the shares at such time for subsequent AMT purposes. However, if the optionholder disposes of the ISO shares in the year of exercise, the AMT income cannot exceed the gain recognized for regular tax purposes, provided that the disposition meets certain third-party requirements for limiting the gain on a disqualifying disposition. If there is a disqualifying disposition in a year other than the year of exercise, the income on the disqualifying disposition is not considered alternative minimum taxable income.

 2. Consequences to the Company

  There are no federal income tax consequences to the Company by reason of the grant of ISOs or NQSOs or the exercise of ISOs (other than disqualifying dispositions).

  At the time the optionholder recognizes ordinary income from the exercise of a NQSO, the Company will be entitled to a federal income tax deduction in the amount of the ordinary income so recognized (as described above), subject to any applicable limitations, such as any limitations imposed by Code Section 162(m). To the extent the optionholder recognizes ordinary income by reason of a disqualifying disposition of the stock acquired upon exercise of ISOs, the Company will be entitled to a corresponding deduction in the year in which the disposition occurs.

  The Company will be required to report to the Internal Revenue Service any ordinary income recognized by any optionholder by reason of the exercise of a NQSO. The Company will be required to withhold income and employment taxes (and pay the employer's share of employment taxes) with respect to ordinary income recognized by the optionholder upon the exercise of NQSOs.

 3. Other Tax Consequences

  The foregoing discussion is not a complete description of the federal income tax aspects of ISOs and NQSOs under the Plan. In addition, administrative and judicial interpretations of the application of the federal income tax laws are subject to change. Furthermore, the foregoing discussion does not address state or local tax consequences.

              PROPOSAL 3. RATIFICATION OF INDEPENDENT ACCOUNTANTS

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE SELECTION OF ARTHUR ANDERSEN LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR
                             THE FISCAL YEAR 1998.

  Arthur Andersen LLP was the Company's independent accounting firm for the fiscal year ended December 31, 1997. The Board of Directors has selected Arthur Andersen LLP as independent accountants for the year ending December 31, 1998. A representative of Arthur Andersen LLP is expected to be present at the 1998 Annual Meeting to respond to appropriate questions and to make a statement if he or she so desires.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934 requires executive officers and directors, and persons who beneficially own more than ten percent (10%) of the Company's Common Stock to file initial reports of ownership and reports of changes in ownership with the SEC and the New York Stock Exchange. Executive officers, directors and greater than ten percent (10%) beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

  Based solely on a review of the copies of such forms furnished to the Company and written representations from the executive officers and directors, the Company believes that all Section 16(a) filing requirements applicable to its executive officers and directors were complied with during its fiscal year 1997 except for Mr. Eric Montgomery and Mr. James Anderson. On December 12, 1997, Mr. Eric Montgomery, an officer of the Company, filed a Form 3 to report his holdings in the Company. The Form 3 did not report 2000 shares of the Company's Common Stock which Mr. Montgomery had acquired. On January 15, 1998, as soon as this deficiency was discovered, Mr. Montgomery filed an amended Form 3 with the SEC.

  On July 30, 1997, Mr. James Anderson filed a Form 3 to report his holdings in the Company. The Form 3 did not report his ownership of stock options to acquire 12,500 shares of the Company's common stock. On April 14, 1998, as soon as the deficiency was discovered, Mr. Anderson filed an amended Form 3 with the SEC.

                               PERFORMANCE GRAPH

  The following graph compares the cumulative total return on the Company's Common Stock, based on the market price of the Common Stock and assuming reinvestment of dividends, with the cumulative total return of companies in the Nasdaq Stock Market Index and the Dow Jones Software Index for the period beginning July 30, 1997 (the date the Company's Common Stock began trading on the Nasdaq National Market) and ending December 31, 1997.

  The indices are included for comparative purposes only. They do not necessarily reflect management's opinion that such indices are appropriate measures of the relative performance of the Company's Common Stock, and they are not intended to forecast or be indicative of future performance of the Common Stock.




                                  LINE GRAPH

                                               PERIOD ENDING
                         ----------------------------------------------------------
                         7/30/97 7/31/97 8/31/97 9/30/97 10/31/97 11/30/97 12/31/97
                         ------- ------- ------- ------- -------- -------- --------
Information Management
 Associates, Inc. ......   100      96      90      91      91       77       69
Nasdaq Stock Market In-
 dex....................   100     100     100     106     101      101      100
Dow Jones Software In-
 dex....................   100     100      96      95      95      100       93

                                 OTHER MATTERS

  As of the date of this Proxy Statement, the Board of Directors knows of no matters which will be presented for consideration at the Annual Meeting other than the proposals set forth in this Proxy Statement. If any other matters properly come before the Annual Meeting, it is intended that the persons named in the proxy will act in respect thereof in accordance with their best judgment.

SHAREHOLDER PROPOSALS

  Any shareholder who intends to present a proposal at the 1999 Annual Meeting of shareholders is advised that, in order for such proposal to be considered for inclusion in the Board of Directors' proxy material for such meeting, the proposal must be received by the Company no later than December 12, 1998 and must meet certain eligibility requirements of the SEC. Such proposals may be mailed to Information Management Associates, Inc., the attention of the Assistant Secretary, One Corporate Drive, Suite 414, Shelton, Connecticut 06484.

SOLICITATION OF PROXIES AND COST THEREOF

  The solicitation of the proxies is made by the Company. The cost of solicitation of the proxies will be borne by the Company. In addition to solicitation of the proxies by use of the mails, directors, officers and other employees of the Company, without extra remuneration, may solicit proxies personally or by telephone, telegraph, or other means of communication. The Company will reimburse brokerage firms, nominees, custodians and fiduciaries for their out-of-pocket expenses for forwarding proxy materials to beneficial owners and seeking instruction with respect thereto.

  SHAREHOLDERS MAY OBTAIN A COPY OF THE COMPANY'S FORM 10-K AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WITHOUT CHARGE (EXCEPT FOR EXHIBITS), BY WRITING TO ASSISTANT SECRETARY, INFORMATION MANAGEMENT ASSOCIATES, INC., ONE CORPORATE DRIVE, SUITE 414, SHELTON, CONNECTICUT 06484.

                                          By Order of the Board of Directors

                                          /s/ Michael P. McGroarty
                                          Michael P. McGroarty
                                          Vice President and General Counsel

April 16, 1998

                                                                     APPENDIX A

                    INFORMATION MANAGEMENT ASSOCIATES, INC.
                1998 EMPLOYEE AND CONSULTANT STOCK OPTION PLAN

I. ESTABLISHMENT OF PLAN; DEFINITIONS

  1. Purpose. The purpose of the Information Management Associates, Inc. 1998 Employee and Consultant Stock Option Plan is to provide an incentive to Employees and Consultants of Information Management Associates, Inc. (the "Corporation") and its Affiliates who are in a position to contribute materially to the long-term success of the Corporation and/or its Affiliates, to increase their interest in the welfare of the Corporation and its Affiliates, and to aid in attracting and retaining Employees and Consultants of outstanding ability.

  2. Definitions. Unless the context clearly indicates otherwise, the following terms shall have the meanings set forth below:

    a. "Affiliate" shall mean any parent or subsidiary of the Corporation which meets the requirements of Section 425 of the Code.

    b. "Board" shall mean the Board of Directors of the Corporation.

    c. "Cause" shall mean repeated failure to properly perform assigned duties, gross negligence, insubordination, commission of a felony, or any act injurious to the Corporation involving dishonesty or breach of any duty of confidentiality or loyalty.

    d. "Change of Control" shall mean a change of control of the Corporation of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A under the Securities Exchange Act of 1934 (the "Exchange Act"), whether or not the Corporation is subject to the Exchange Act at such time; provided, however, that without limiting the generality of the foregoing, a "Change of Control" will in any event be deemed to occur if and when (i) there shall be consummated (x) any consolidation, reorganization or merger of the Corporation in which the Corporation is not the continuing or surviving corporation or pursuant to which shares of the Stock would be converted into cash, securities or other property, other than a merger of the Company in which holders of the Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or
  (y) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Corporation, or (ii) the shareholders of the Corporation shall approve any plan or proposal for liquidation or dissolution of the Corporation, or (iii) any person (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act, including any "group" (as defined in Section 13(d)(3) of the Exchange Act) (other than the Grantee or any group controlled by the Grantee)) shall become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of thirty percent (30%) or more of the outstanding Stock (other than pursuant to a plan or arrangement entered into by such person and the Corporation) and such person discloses its intent to effect a change of the control or ownership of the Company in any filing with the Securities and Exchange Commission ("SEC") or (iv) within any twenty-four (24) month period beginning on or after May 14, 1998, the persons who were directors of the Corporation immediately before the beginning of such period (the "Incumbent Directors") shall cease (for any reason other than death, disability or retirement) to constitute at least a majority of the Board or the board of directors of any successor to the Corporation, provided that, any director who was not a director as of May 14, 1998 shall be deemed to be an Incumbent Director if such director was elected to the Board by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors either actually or by prior operation of this definition unless such election, recommendation or approval was the result of any actual or threatened election contest of the type contemplated by Regulation 14a-11 promulgated under the Exchange Act or any successor provision.

    e. "Code" shall mean the Internal Revenue Code of 1986, as it may be amended from time to time.

    f. "Consultant" shall mean any consultant of the Corporation or any of its Affiliates.

    g. "Corporation" shall mean Information Management Associates, Inc., a Connecticut corporation.

    h. "Disability" shall mean a medically determinable physical or mental condition which causes an Employee to be unable to engage in any substantial gainful activity and which can be expected to result in death or to be of long, continued and indefinite duration.

    i. "Employee" shall mean any employee, including officers, of the Corporation or any of its Affiliates, as determined under the Code and the Treasury Regulations thereunder.

    j. "Fair Market Value" shall mean on any date, (i) if the Stock is not listed on a national securities exchange or quoted on the National Association of Securities Dealers Automated Quotation System ("Nasdaq"), the fair market value of the Stock on that date as determined by the Board, or (ii) if the Stock is listed on a national securities exchange or is quoted on Nasdaq, the closing price reported on the composite tape for issues listed on such exchange at the close of business on the day next preceding such date, or the closing price or the average of the closing dealer "bid" and "asked" prices of the Stock at the close of business on the day next preceding the date of grant as quoted by Nasdaq, or if no trades shall have been reported for such date, on the next preceding date on which there were trades reported; provided that if no quotations shall have been made within the 10 business days preceding such date, the Fair Market Value shall be determined by the Board as provided in clause (i) above.

    k. "Grantee" shall mean an Employee or Consultant granted a Stock Option under this Plan.

    l. "Incentive Stock Option" shall mean an option granted pursuant to the Incentive Stock Option provisions as set forth in Part II of this Plan.

    m. "Non-Qualified Stock Option" shall mean an option granted pursuant to the Non-Qualified Stock Option provisions as set forth in Part III of this Plan.

    n. "Option Period" shall mean the term of the Stock Option as fixed by the Board.

    o. "Plan" shall mean the Information Management Associates, Inc. 1998 Employee and Consultant Stock Option Plan as set forth herein and as amended from time to time.

    p. "Stock" shall mean authorized but unissued shares of the Common Stock of the Corporation, no par value, or reacquired shares of the Corporation's Common Stock.

    q. "Stock Option" shall mean an option, which shall include Non-Qualified Stock Options and Incentive Stock Options, granted pursuant to the Plan to purchase shares of Stock.

    r. "Stock Option Agreement" shall mean the written instrument evidencing the grant of one or more Stock Options under the Plan and which contains the terms and conditions applicable to such grant.

    s. "Ten Percent Shareholder" shall mean an Employee or Consultant who at the time a Stock Option is granted owns stock possessing more than ten percent (10%) of the total combined voting power of all stock of the Corporation or of its Affiliates.

  3. Shares of Stock Subject to the Plan. There are hereby reserved for issuance under the Plan 800,000 shares of Stock. Subject to the provisions of Paragraph 1 of Part IV, the Stock which may be issued pursuant to Stock Options authorized to be granted under the Plan and the Stock which is subject to outstanding but unexercised Stock Options under the Plan shall not exceed 800,000 shares of Stock in the aggregate. If a Stock Option shall expire and terminate for any reason, in whole or in part, without being exercised, the number of shares of Stock as to which such expired or terminated Stock Option shall not have been exercised may again become available for the grant of Stock Options.

  There shall be no terms and conditions in a Stock Option which provide that the exercise of an Incentive Stock Option reduces the number of shares of Stock for which an outstanding Non-Qualified Stock Option may be exercised; and there shall be no terms and conditions in a Stock Option which provide that the exercise of a Non-Qualified Stock Option reduces the number of shares of Stock for which an outstanding Incentive Stock Option may be exercised.

  4. Administration of the Plan. The Plan shall be administered by the Board. Subject to the express provisions of the Plan, the Board shall have authority to grant Stock Options under the Plan, to interpret the Plan, to prescribe, amend, and rescind rules and regulations relating to it, to determine the terms and provisions of Stock Option Agreements, and to make all other determinations necessary or advisable for the administration of the Plan. Any controversy or claim arising out of or related to the Plan shall be determined unilaterally by and at the sole discretion of the Board. Any determination, decision or action of the Board in connection with the construction, interpretation, administration, implementation or maintenance of the Plan shall be final, conclusive and binding upon all Grantees and all person(s) claiming under or through any Grantees. In addition, the Board shall have the authority to delegate any of its duties and responsibilities under the Plan to such committee(s) as it shall determine including any such delegation necessary for the Plan's compliance with the requirements of Rule 16b-3 promulgated by the SEC, as amended ("Rule 16b-3") and Section 162(m) of the Code.

  5. Amendment or Termination. The Board may, at any time, alter, amend, suspend, discontinue, or terminate the Plan; provided, however, that such action shall not adversely affect the right of Grantees to Stock Options previously granted.

  6. Effective Date and Duration of the Plan. The Plan shall become effective on May 14, 1998, subject to the approval by the shareholders of the Corporation. The Plan shall terminate ten years from the date it becomes effective, and no Stock Option may be granted under the Plan thereafter, but such termination shall not affect any Stock Option theretofore granted.

II. INCENTIVE STOCK OPTION PROVISIONS

  1. Granting of Incentive Stock Options.

    a. Only Employees of the Corporation or its Affiliates shall be eligible to receive Incentive Stock Options under the Plan.

    b. When granting an Incentive Stock Option, the Board shall determine the purchase price of the Stock subject thereto, provided, that the purchase price of each share of Stock subject to an Incentive Stock Option shall not be less than 100% of the Fair Market Value of a share of the Stock on the date the Incentive Stock Option is granted; and provided, further, that the purchase price of each share of Stock subject to an Incentive Stock Option granted to a Ten Percent Shareholder shall not be less than 110% of the Fair Market Value of a share of the Stock on the date the Incentive Stock Option is granted.

    c. No Incentive Stock Option shall be exercisable more than ten years from the date the Incentive Stock Option was granted; provided, however, that an Incentive Stock Option granted to a Ten Percent Shareholder shall not be exercisable more than five years from the date the Incentive Stock Option was granted.

    d. The Board shall determine and designate from time to time those Employees who are to be granted Incentive Stock Options and specify the number of shares subject to each Incentive Stock Option.

    e. Notwithstanding any other provisions hereof, the aggregate Fair Market Value (determined at the time the option is granted) of the Stock with respect to which Incentive Stock Options are exercisable for the first time by the Employee during any calendar year (under all such plans of the Corporation and its Affiliates) shall not exceed $100,000.

    f. The Board, in its sole discretion, shall determine whether any particular Incentive Stock Option shall become exercisable in one or more installments, specify the installment dates, and, within the limitations herein provided, determine the total period during which the Incentive Stock Option is exercisable. Further, the Board may make such other provisions as may appear generally acceptable or desirable to the Board or necessary to qualify its grants under the provisions of Section 422 of the Code.

    g. The Board may grant at any time new Incentive Stock Options to an Employee who has previously received Incentive Stock Options or other options whether such prior Incentive Stock Options or other options are still outstanding, have previously been exercised in whole or in part, or are canceled in connection with the issuance of new Incentive Stock Options. The purchase price of the new Incentive Stock Options may be established by the Board without regard to the existing Incentive Stock Options or other options.

    h. During any calendar year, no Employee may be granted Incentive Stock Options with respect to more than 200,000 shares of Stock.

  2. Exercise of Incentive Stock Options. The purchase price of Stock subject to an Incentive Stock Option shall be payable on exercise of the option in cash or by check, bank draft or postal or express money order. The Board, in its discretion, may permit a Grantee to make partial or full payment of the purchase price by the surrender of Stock owned by the Grantee prior to the date of exercise. Shares of Stock surrendered in payment of the purchase price as provided above shall be valued at the Fair Market Value thereof on the date of exercise. Surrender of such stock shall be evidenced by delivery of the certificate(s) representing such shares in such manner, and endorsed in such form, or accompanied by stock powers endorsed in such form, as the Board may determine.

  In the absence of any other action by the Board, all Incentive Stock Options shall become exercisable in equal installments over a period of four years calculated from the date of grant.

  3. Termination of Employment. Except as provided otherwise in the applicable Stock Option Agreement (in which case the provisions of the Stock Option Agreement shall control over the provisions of this paragraph 3):

    a. If a Grantee's employment is terminated, including termination by reason of retirement at or after age 65, or by reason of Disability (other than for Cause or voluntary termination prior to retirement at or after age 65 or death) only those Incentive Stock Options held by the Grantee which were immediately exercisable at the date of the termination of Grantee's employment shall be exercisable by the Grantee following the termination of Grantee's employment. Such Incentive Stock Options must be exercised within three months after such termination of employment (but in no event after expiration of the Option Period) or they shall be forfeited.

    b. If a Grantee's employment is terminated for Cause or if the Grantee shall have voluntarily terminated employment other than by retirement at or after age 65, all then outstanding Incentive Stock Options held by the Grantee shall expire immediately and such Incentive Stock Options shall not be exercisable after the date of the termination of Grantee's employment.

    c. If a Grantee's employment is terminated by death, only those Incentive Stock Options held by the Grantee which were immediately exercisable at the date of the Grantee's death shall be exercisable by the representative of the Grantee's estate or beneficiaries thereof to whom the Incentive Stock Options have been transferred. Such Incentive Stock Options must be exercised by the earlier of (i) three months from the date of the Grantee's death or (ii) the expiration of the Option Period, or they shall be forfeited.

    d. The Board may grant a leave of absence to any Grantee and, for purposes hereunder, such Grantee shall be deemed to be continued to be employed with the Corporation or its Affiliates during such leave of absence.

III. NON-QUALIFIED STOCK OPTION PROVISIONS

  1. Granting of Non-Qualified Stock Options.

    a. Employees and Consultants of the Corporation or its Affiliates shall be eligible to receive Non-Qualified Stock Options under the Plan.

    b. The Board shall determine and designate from time to time those Employees and Consultants who are to be granted Non-Qualified Stock Options and specify the number of shares subject to each Non-Qualified Stock Option.

    c. The Board may grant at any time new Non-Qualified Stock Options to an Employee or Consultant who has previously received Non-Qualified Stock Options or other options, whether such prior Non-Qualified Stock Options or other options are still outstanding, have previously been exercised in whole or in part, or are canceled in connection with the issuance of new Non-Qualified Stock Options.

    d. When granting a Non-Qualified Stock Option, the Board shall determine the purchase price of the Stock subject thereto.

    e. The Board, in its sole discretion, shall determine whether any particular Non-Qualified Stock Option shall become exercisable in one or more installments, specify the installment dates and, within the limitations herein provided, determine the total period during which the Non-Qualified Stock Option is exercisable. Further, the Board may make such other provisions as may appear generally acceptable or desirable to the Board.

    f. No Non-Qualified Stock Option shall be exercisable more than ten years from the date such option is granted.

    g. During any calendar year, no Employee may be granted Non-Qualified Stock Options with respect to more than 200,000 shares of Stock.

  2. Exercise of Non-Qualified Stock Options. The purchase price of Stock subject to a Non-Qualified Stock Option shall be payable on exercise of the option in cash or by check, bank draft or postal or express money order. The Board, in its discretion, may permit a Grantee to make partial or full payment of the purchase price by the surrender of Stock owned by the Grantee prior to the date of exercise. Shares of Stock surrendered in payment of the purchase price as provided above shall be valued at the Fair Market Value thereof on the date of exercise, surrender of such to be evidenced by delivery of the certificates(s) representing such shares in such manner, and endorsed in such form, or accompanied by stock powers endorsed in such form, as the Board may determine.

  In the absence of any other action by the Board, all Non-Qualified Stock Options shall become exercisable in equal installments over a period of four years calculated from the date of grant.

  3. Termination of Employment. Except as provided otherwise in the applicable Stock Option Agreement (in which case the provisions of the Stock Option Agreement shall control over the provisions of this paragraph 3):

    a. If a Grantee's employment is terminated, including termination by reason of retirement at or after age 65 or by reason of Disability (other than for Cause or voluntary termination prior to retirement at or after age 65 or death), only those Non-Qualified Stock Options held by the Grantee which were immediately exercisable at the date of the termination of Grantee's employment shall be exercisable by the Grantee following the termination of Grantee's employment. Such Non-Qualified Stock Options must be exercised within three months after such termination of employment (but in no event after expiration of the Option Period) or they shall be forfeited.

    b. If a Grantee's employment is terminated for Cause or if the Grantee shall have voluntarily terminated employment other than by retirement at or after age 65, all then outstanding Non-Qualified Stock Options held by the Grantee shall expire immediately and such Non-Qualified Stock Options shall not be exercisable after the date of the termination of Grantee's employment.

    c. If a Grantee's employment is terminated by death, only those Non-Qualified Stock Options held by the Grantee which were immediately exercisable at the date of death shall be exercisable by the representative of the Grantee's estate or beneficiaries thereof to whom the Non-Qualified Stock Options have been transferred. Such Non-Qualified Stock Options must be exercised by the earlier of (i) three months from the date of the Grantee's death or (ii) the expiration of the Option Period, or they shall be forfeited.

    d. The Board may grant a leave of absence to any Grantee and, for purposes hereunder, such Grantee shall be deemed to continue to be employed for purposes of continuing such Grantee's employment with the Corporation or its Affiliates during such leave of absence.

  4. Termination of Consultancy. Except as provided otherwise in the applicable Stock Option Agreement (in which case the provisions of the Stock Option Agreement shall control over the provisions of this paragraph 4):

    a. If a Grantee's consulting engagement is terminated (other than for Cause or voluntary termination or death), only those Non-Qualified Stock Options held by the Grantee which were immediately exercisable at the date of termination of the Grantee's consulting engagement shall be exercisable by the Grantee following the termination of the Grantee's consulting engagement. Such Non-Qualified Stock Options must be exercised within three months after such termination of the Grantee's consulting engagement (but in no event after expiration of the Option Period) or they shall be forfeited.

    b. If a Grantee's consulting engagement is terminated for Cause or if the Grantee shall have voluntarily terminated his or her consulting engagement, all then outstanding Non-Qualified Stock Options held by the Grantee shall expire immediately and such Non-Qualified Stock Options shall not be exercisable after the date of termination of the Grantee's consulting engagement.

    c. If a Grantee's consulting engagement is terminated by death, only those Non-Qualified Stock Options immediately exercisable at the date of the Grantee's death shall be exercisable by the representative of the Grantee's estate or beneficiaries thereof to whom the Non-Qualified Stock Options have been transferred. Such Non- Qualified Stock Options must be exercised by the earlier of (i) three months from the date of the Grantee's death or (ii) the expiration of the Option Period, or they shall be forfeited.

IV. GENERAL PROVISIONS

  1. Recapitalization Adjustments.

    a. In the event of any change in capitalization affecting the Stock, including, without limitation, a stock dividend or other distribution, stock split, reverse stock split, recapitalization, consolidation, subdivision, split-up, spin-off, split-off, combination or exchange of shares or other form of reorganization or recapitalization, or any other change affecting the Stock, the Board shall authorize and make such proportionate adjustments, if any, as the Board deems appropriate to reflect such change, including, without limitation, with respect to the aggregate number of shares of Stock for which Stock Options in respect thereof may be granted under the Plan, the number of shares of Stock covered by each outstanding Stock Option, and the purchase price per share of Stock in respect of outstanding Stock Options.

    b. Any provision hereof to the contrary notwithstanding, in the event the Corporation is a party to a merger or other reorganization, outstanding Stock Options shall be subject to the agreement of merger or reorganization. Such agreement may provide, without limitation, for the assumption of outstanding Stock Options by the surviving corporation or its parent, for their continuation by the Corporation (if the Corporation is a surviving corporation) for accelerated vesting and accelerated expiration or for settlement in cash.

  2. Change of Control. Notwithstanding anything to the contrary contained in the Plan or in any Stock Option Agreement, upon the occurrence of a Change of Control, all then outstanding Stock Options shall automatically become fully and immediately vested and exercisable.

  3. General.

    a. Each Stock Option shall be evidenced by a Stock Option Agreement.

    b. The granting of a Stock Option in any year shall not give the Grantee any right to similar grants in future years or any right to be retained as an Employee or Consultant of the Corporation, and all Employees and Consultants shall remain subject to discharge or removal to the same extent as if the Plan were not in effect.

    c. No Employee or Consultant, and no beneficiary or other person claiming under or through him, shall have any right, title or interest by reason of any Stock Option to any particular assets of the Corporation, or any shares of Stock allocated or reserved for the purposes of the Plan or subject to any Stock Option except as set forth herein. The Corporation shall not be required to establish any fund or make any other segregation of assets to assure the exercise of any Stock Option.

    d. No Stock Option or right under the Plan shall or may be sold, exchanged, assigned, pledged, encumbered, or otherwise hypothecated or disposed of except by will or the laws of descent and distribution, and a Stock Option shall be exercisable during the Grantee's lifetime only by the Grantee or his conservator.

    e. Notwithstanding any other provision of the Plan or agreements made pursuant thereto, the Corporation's obligation to issue or deliver any certificate or certificates for shares of Stock under a Stock Option, and the transferability of Stock acquired by exercise of a Stock Option, shall be subject to all of the following conditions:

  (1) Any registration or other qualification of such shares under any state or federal law or regulation, or the maintaining in effect of any such registration or other qualification which the Board shall, in its absolute discretion upon the advice of counsel, deem necessary or advisable;

  (2) The obtaining of any other consent, approval, or permit from any state or federal governmental agency which the Board shall, in its absolute discretion upon the advice of counsel, determine to be necessary or advisable; and

  (3) Each stock certificate issued pursuant to a Stock Option shall bear such legends which the Corporation shall determine, in its absolute discretion, are necessary or advisable, or which in the opinion of counsel to the Corporation are required under applicable federal or state securities laws.

    f. All payments to Grantees or to their legal representatives shall be subject to any applicable tax, community property, or other statutes or regulations of the United States or of any state having jurisdiction thereof. The Grantee may be required to pay to the Corporation the amount of any withholding taxes which the Board, in its sole discretion, deems necessary to be withheld in order to comply with any applicable statutes or regulations with respect to a Stock Option or its exercise. In the event that such payment is not made when due, the Corporation shall have the right to deduct, to the extent permitted by law, from any payment or settlement of any kind otherwise due to such person all or part of the amount required to be withheld. If the Board, in its sole discretion, permits shares of Stock to be used to satisfy any such tax withholding, such Stock shall be valued based upon the Fair Market Value of such Stock as of the date the tax withholding is required to be made, such date to be determined by the Board. The Corporation shall not be required to issue Stock until such obligations are satisfied.

    g. In the case of a grant of a Stock Option to any Employee or Consultant of an Affiliate of the Corporation, the Corporation may, if the Board so directs, issue or transfer the shares, if any, covered by the Stock Option to the Affiliate, for such lawful consideration as the Board may specify, upon the condition or understanding that the Affiliate will transfer the shares to the Employee or Consultant in accordance with the terms of the Stock Option specified by the Board pursuant to the provisions of the Plan.

    h. A Grantee entitled to Stock as a result of the exercise of an Option shall not be deemed for any purpose to be, or have rights as, a shareholder of the Corporation by virtue of such exercise, except to the extent a stock certificate is issued therefor and then only from the date such certificate is issued. No adjustments shall be made for dividends or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as otherwise provided herein. The Corporation shall issue any stock certificates required to be issued in connection with the exercise of a Stock Option with reasonable promptness after such exercise.

    i. The grant or exercise of Stock Options granted under the Plan shall be subject to, and shall in all respects comply with, applicable Connecticut corporate law relating to such grant or exercise.

    j. Should the participation of any Employee or Consultant in the Plan be subject to Section 16 of the Securities Exchange Act of 1934 or any successor statute ("Section 16"), it is the express intent of the Corporation that, notwithstanding anything to the contrary contained in the Plan, the Plan and Stock Options granted under the Plan shall satisfy and be interpreted in a manner to achieve the result that the applicable requirements of Rule 16b-3 shall be satisfied with respect to such Employees and Consultants, with the result that such Employees and Consultants shall be entitled to the benefits of Rule 16b-3 or other applicable exemptive rules under Section 16. If any provision of the Plan or of any Stock Option would otherwise frustrate or conflict with the intent of the Corporation expressed in the immediately preceding sentence, to the extent possible, such provision shall be interpreted and deemed amended so as to avoid such conflict, and, to the extent of any remaining irreconcilable conflict with such intent, the provision shall, solely with respect to Employees and Consultants subject to Section 16, be deemed void.

    k. It is the express intent of the Corporation that, notwithstanding anything to the contrary contained in the Plan, the Plan and Stock Options granted under the Plan shall satisfy and be interpreted in a manner to achieve the result that Stock Options granted under the Plan shall constitute "performance-based" compensation within the meaning of Section 162(m) of the Code. If any provision of the Plan or of any Stock Option would otherwise frustrate or conflict with the intent of the Corporation expressed in the immediately preceding sentence, to the extent possible, such provision shall be interpreted and deemed amended so as to avoid such conflict, and, to the extent of any remaining irreconcilable conflict with such intent, the provision shall, solely with respect to Employees subject to Section 162(m) of the Code, be deemed void.